SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive  Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        First Financial Bankshares, Inc.
                (Name of Registrant As Specified in its Charter)

     ----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies: ___________

         (2)      Aggregate number of securities to which transaction applies:
                  ___________

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $___________

         (4)      Proposed maximum aggregate value of transaction: $___________

         (5)      Total fee paid: $___________

[ ]      Fee paid previously with preliminary materials:  $_____________
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:  $___________
         (2)      Form, Schedule or Registration Statement No.:___________
         (3)      Filing Party:_________________________________
         (4)      Date Filed: ______________________

                        FIRST FINANCIAL BANKSHARES, INC.
                                 400 Pine Street
                              Abilene, Texas 79601
                                 (915) 627-7155


                NOTICE OF THE 1999 ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 27, 1999

To Our Shareholders:

         The annual meeting of shareholders of First Financial Bankshares, Inc. ("Bankshares" or the "Company") will be held in the Abilene Civic Center, 1100 North 6th Street, Abilene, Texas, at 10:30 a.m., Abilene time, on Tuesday, April 27, 1999, for the following purposes:

(1)      To elect 15 directors of Bankshares;

(2) To approve the appointment of Arthur Andersen LLP as the independent accountants of Bankshares for the year 1999; and

(3) To act on such other business as may properly come before the annual meeting, or any adjournment thereof. The Board of Directors is not aware of any other business to come before the meeting.

     Only shareholders of record at the close of business on March 17, 1999 are entitled to notice of and to vote at the annual meeting or any adjournments thereof.

         We have included, along with this notice and Proxy Statement, the 1998 Annual Report, which describes certain of Bankshares' activities during 1998 and contains Bankshares' financial statements for the year ended December 31, 1998. The Annual Report does not form any part of the material for solicitation of proxies.

         We hope that you are present at the annual meeting and the luncheon to be held immediately afterward. We respectfully urge you, whether or not you plan to attend the annual meeting, to sign, date and mail the enclosed proxy card in the envelope provided in order to eliminate any question of your vote being counted. You can revoke your proxy in writing at any time before the annual meeting, so long as your written request is received by the Secretary of Bankshares before your proxy is voted. Alternatively, if you submitted a proxy and attend the annual meeting in person, you may revoke the proxy and vote in person on all matters submitted at the annual meeting.


                                          By order of the Board of Directors,



                                          KENNETH T. MURPHY, Chairman

March 31, 1999

                        FIRST FINANCIAL BANKSHARES, INC.
                                 400 Pine Street
                              Abilene, Texas 79601
                                 (915) 627-7155

                                 PROXY STATEMENT

                       1999 ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 27, 1999


                                  INTRODUCTION

         The board of directors (the "Board of Directors") of First Financial Bankshares, Inc., a Texas corporation ("Bankshares" or the "Company"), hereby solicits your proxy on behalf of Bankshares for use at the 1999 annual meeting of Bankshares' shareholders and any continuation of this meeting pursuant to any adjournment thereof (the "Annual Meeting"). The Annual Meeting will be held in the Abilene Civic Center, 1100 North 6th Street, Abilene, Texas, at 10:30 a.m., Abilene time, on Tuesday, April 27, 1999.

     Bankshares' principal executive office is located at 400 Pine Street, Abilene, Texas 79601. Bankshares' telephone number is (915) 627-7155.

         Bankshares mailed this proxy statement (this "Proxy Statement") and the accompanying proxy card on March 31, 1999. The date of this Proxy Statement is March 31, 1999.

                              VOTING OF SECURITIES

Record Date

         The Board of Directors has established the close of business on March 17, 1999 as the record date for determining the shareholders (the "Shareholders") entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, Bankshares had 9,956,183 shares of its common stock outstanding.

Quorum

         In order for any business to be conducted at the Annual Meeting, a quorum consisting of Shareholders having voting rights with respect to a majority of Bankshares' outstanding common stock on the Record Date must be present in person or by proxy. Shares that are represented at the Annual Meeting but abstain from voting on any or all matters and shares that are "broker non-votes" (shares held by brokers or nominees as to which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners thereof or persons entitled to vote thereon) will be counted in determining whether a quorum is present at the Annual Meeting.

Required Vote

         To elect a nominee for director, the affirmative vote of a majority of shares entitled to vote at the Annual Meeting is required. Therefore, if you abstain from voting or withhold authority to vote in the election of a director, your abstention or withholding will have the effect of a negative vote with respect to such election because such election requires the affirmative vote of a majority of shares entitled to vote. To approve the appointment by the Board of Directors of Arthur Andersen LLP as the independent accountants of Bankshares for the year 1999, the affirmative vote of a majority of votes cast with respect to such appointment is required. Abstentions will be included in determining the number of votes cast. Therefore, if you return your proxy card and expressly abstain from voting on this proposal, your abstention will have the effect of a negative vote with respect to this proposal because this proposal requires the affirmative vote of a majority of votes cast with respect to this proposal. Broker non-votes will be treated as present with respect to each applicable proposal. But, because broker non-votes are not votes cast for, against, or as expressly abstained, they will have no effect on the outcome of any such proposal.

Shareholder List

         A list of Shareholders entitled to vote at the Annual Meeting, which will be arranged in alphabetical order and which will show each Shareholder's address and the number of shares registered in his or her name, will be open to any Shareholder to examine for any purpose related to the Annual Meeting. Any Shareholder may examine this list during ordinary business hours commencing March 31, 1999, and continuing through the date of the Annual Meeting at the principal office of Bankshares, 400 Pine Street, Abilene, Texas 79601.

                    SOLICITATION AND REVOCABILITY OF PROXIES

Solicitation

         Bankshares will bear the expense to solicit proxies, which will include reimbursement of expenses incurred by brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials regarding the Annual Meeting to beneficial owners. Bankshares' officers may further solicit proxies from Shareholders and other persons by telephone or oral communication. Bankshares will not pay these officers any extra compensation for participating in this solicitation.

Proxies and Revocation

         Each executed and returned proxy card will be voted according to the directions indicated on that proxy card. If no direction is indicated, the proxy will be voted according to the Board of Directors' recommendations, which are contained in this Proxy Statement. The Board of Directors does not intend to present, and has no information that others will present, any business at the Annual Meeting that requires a vote on any other matter. If any other matter requiring a vote properly comes before the Annual Meeting, the proxies will be voted in the discretion of the proxyholders named on the proxy.

         Each Shareholder giving a proxy has the power to revoke it at any time before the shares of Bankshares common stock it represents are voted. This revocation is effective upon receipt, at any time before the Annual Meeting is called to order, by the Secretary of Bankshares of either (i) an instrument revoking the proxy or (ii) a duly executed proxy bearing a later date than the preceding proxy. Additionally, a Shareholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

General

         The Board of Directors currently consists of 15 directors. At the Annual Meeting, 15 directors are to be elected, each for a term of one year. Under the Bylaws of Bankshares, an individual may not stand for election or reelection as a director upon attaining 72 years of age, unless such individual owns at least 1% of the outstanding shares of Bankshares common stock and is less than 75 years of age. While the Bylaws of Bankshares fix the number of directors at a number not less than three nor more than 30, the Board of Directors has fixed the number of directors at 15. Although Bankshares does not contemplate that any of the nominees will be unable to serve, if such a situation arises before the Annual Meeting, the proxies will be voted to elect any substitute nominee or nominees designated by the Board of Directors.

Nominees

         The names and principal occupations of the nominees, together with the length of service as a director and the number of shares of Bankshares common stock beneficially owned by each of them on February 9, 1999, are as follows:


                                                                                      Shares of
                                       Years as                                      Bankshares       Percent
                                       Director    Principal Occupation             Beneficially     of Shares
Name                           Age        (1)      During Last Five Years               Owned       Outstanding
----                           ---        ---      ----------------------               -----       -----------
Joseph E. Canon                 57         3       Executive Director,                    7,213        0.07
                                                     Dodge Jones Foundation
Mac A. Coalson                  59         3       Real Estate and Ranching             105,186        1.06
David Copeland                  43         1       President, Shelton Family              3,121        0.03
                                                     Foundation
F. Scott Dueser                 46         8       President and Chief Executive         76,411(2)     0.77
                                                     Officer, First National
                                                     Bank of Abilene*
Kade L. Matthews                41         1       Ranching and Investments              73,852        0.74
Raymond A. McDaniel, Jr.        65         7       Investments                           40,726        0.41
Bynum Miers                     62         7       Ranching                              23,122        0.23
Kenneth T. Murphy               61        27       See "Executive Officers" on          117,212(3)     1.18
                                                     page 4
Dian Graves Owen                59         6       Consultant, Owen Healthcare,          29,345        0.29
                                                     Inc.
James M. Parker                 68        26       President, Parker Properties,        351,764        3.53
                                                     Inc.
Jack D. Ramsey, M.D.            68         2       Physician, Radiology                  77,397        0.78
                                                     Associates
Craig Smith                     57         9       Chairman, President and Chief         51,107        0.51
                                                     Executive Officer, Hereford
                                                     State Bank*
F. L. Stephens                  61         1       Chairman and Chief Executive          11,000        0.11
                                                     Officer, Town & Country
                                                     Food Stores, Inc.

                                       3


H. T. Wilson                    71        16       Investments                           75,057        0.75
Walter F. Worthington           72         3       Investments                          183,426        1.84
Shares beneficially owned by all Executive Officers and Directors of Bankshares**     1,234,420(4)    12.40



*Bank subsidiary of Bankshares.
**See "Security Ownership of Certain Beneficial Owners and Management."
(1) The years indicated are the approximate number of years each person has continuously served as a director of Bankshares, or, prior thereto, of First National Bank of Abilene, which became a wholly-owned subsidiary of Bankshares in April 1973, when all the then directors of First National Bank of Abilene became directors of Bankshares.
(2) Includes 858 shares of Bankshares common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of February 9, 1999.
(3) Includes 3,903 shares of Bankshares common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of February 9, 1999.
(4) Includes 6,179 shares of Bankshares common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of February 9, 1999.

             THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS
               VOTE "FOR" THE ELECTION OF EACH OF THESE NOMINEES.

Executive Officers

         Set forth below are the executive officers of Bankshares, and the shares of Bankshares common stock beneficially owned by each of them as of February 9, 1999:


                                                   Years                                    Shares of
                                                   Served                                   Bankshares     Percent of
                                                   in Such    Principal Occupation         Beneficially      Shares
Name                     Age   Office              Office     During Past 5 Years             Owned        Outstanding
----                     ---   ------              ------     -------------------             -----        -----------
Kenneth T. Murphy        61    Chairman,           12 years   Chairman, President and       117,212(1)         1.18
                               President and                  Chief Executive Officer
                               Chief Executive                of Bankshares; Chairman,
                               Officer                        First National Bank of
                                                              Abilene*
Curtis R. Harvey         53    Executive Vice      8 years    Executive Vice President        7,347(2)         0.07
                               President and                  and Chief Financial
                               Chief Financial                Officer of Bankshares
                               Officer
Tommy J. Barrow          51    Executive Vice      4 years    Executive Vice President        1,134(3)         0.01
                               President                      of Bankshares since
                                                              October  1995; President,
                                                              First National Bank of
                                                              Andrews



*Bank subsidiary of Bankshares.
(1) Includes 3,903 shares of Bankshares common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of February 9, 1999.
(2) Includes 732 shares of Bankshares common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of February 9, 1999.
(3) Includes 686 shares of Bankshares common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of February 9, 1999.

                                   MANAGEMENT

         Amounts and prices related to shares of Bankshares common stock have been adjusted to give effect to all stock splits and stock dividends.

Executive Compensation

         The following table provides individual compensation information on the Chief Executive Officer and the four most highly compensated officers of Bankshares and officers of its subsidiaries who are directors (the "named executive officers").


                           Summary Compensation Table


                                                                                   Long Term
                                                                                 Compensation
                                                                Annual              Awards              All Other
                                                             Compensation         Securities          Compensation
Name and Principal Position                          Year     Salary ($)    Underlying Options (#)        ($)(1)
---------------------------                          ----     ----------    ----------------------    ----------
Kenneth T. Murphy, Chairman, President and           1998      363,750               3,630                22,497
   Chief Executive Officer                           1997      339,000                  --                20,551
    First Financial Bankshares, Inc.                 1996      315,750                  --                18,421

F. Scott Dueser, President and Chief                 1998      221,667               2,420                22,689
   Executive Officer                                 1997      202,000                  --                23,931
    First National Bank of Abilene                   1996      185,000                  --                21,210

Craig Smith, Chairman, President and                 1998      150,000                 825                20,386
   Chief Executive Officer                           1997      144,000                  --                20,199
    Hereford State Bank                              1996      140,000                  --                10,043

Curtis R. Harvey, Executive Vice President           1998      143,500               1,100                20,166
   and Chief Financial Officer                       1997      136,500                  --                17,240
    First Financial Bankshares, Inc.                 1996      130,000                  --                15,686

Tommy J. Barrow, Executive Vice President            1998      109,200                 825                15,345
    First Financial Bankshares, Inc.                 1997      105,000                  --                13,262
                                                     1996      100,000                  --                12,038

(1) Represents Bankshares' contribution to its Profit Sharing Plan for such executive officer.


                        Option Grants in Last Fiscal Year

         The following table sets forth certain information concerning the options granted to the named executive officers during 1998. Since December 31, 1998, Bankshares has not granted any options to any of the named executive officers. For additional information on options, see "--Stock Option Plan."



                                                       Individual Grants                         Potential Realizable
                                ----------------------------------------------------------------      Value at
                                                 % of                                              Assumed Annual
                                 Number of       Total                                                Rates of
                                 Securities     Options                Market                       Stock Price
                                 Underlying   Granted to              Price on                     Appreciation
                                  Options      Employees   Exercise    Date of                   for Option Term
                                  Granted      in Fiscal    Price       Grant      Expiration         ($)(3)
Name                            (#)(1)(4)      Year(2)     ($/Sh)     ($/Sh)         Date        -------------------
----                            ---------     ----------   --------   --------     ----------       5%       10%
                                                                                                    --       ---
Kenneth T. Murphy                   3,630         7.99       36.59      36.59     12/31/2003(5)    36,697    81,091

F. Scott Dueser                     2,420         5.33       36.59      36.59     03/24/2008       55,689   141,126

Craig Smith                           825         1.82       36.59      36.59     03/24/2008       18,985    48,111

Curtis R. Harvey                    1,100         2.42       36.59      36.59     03/24/2008       25,313    64,148

Tommy J. Barrow                       825         1.82       36.59      36.59     03/24/2008       18,985    48,111

(1)  Granted under Bankshares' 1992 Incentive Stock Option Plan.
(2)  Options to purchase a total of 45,430 shares of Bankshares common stock were granted to employees in 1998.
(3)  The  amounts  under the  columns  labeled  "5%" and "10%" are  included  by
     Bankshares  pursuant to certain rules  promulgated  by the  Securities  and
     Exchange  Commission  (the  "Commission")  and are not intended to forecast future appreciation,  if any, in the price of Bankshares common stock. Such amounts are based on the assumption that the named persons hold the options for the full term of the options. The actual value of the options will vary in accordance with the market price of Bankshares common stock.
(4)  Options are subject to a six-year vesting schedule, with one-fifth becoming exercisable  on  the  second  anniversary  of  the  date  of  grant  and an
     additional   one-fifth  becoming  exercisable  on  each  of  the  following anniversaries of the date of grant until fully vested.
(5) Expiration date for Mr. Murphy's options is one year following his currently projected retirement date.



         The following tables contain information concerning options granted and options exercised during the last fiscal year by the named executive officers.



                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year End Option Values


                                                            Number of Securities            Value of Unexercised
                                                           Underlying Unexercised           In-the-Money Options
                             Shares                     Options at Fiscal Year End (#)     at Fiscal Year End ($)(1)
                           Acquired on      Value       ------------------------------   ---------------------------
Name                       Exercise (#)   Realized ($)  Exercisable   Unexercisable      Exercisable   Unexercisable
----                       ------------   ------------  -----------   -------------      -----------   -------------
Kenneth T. Murphy              1,250           21,725       3,903         10,075           63,931          105,569

F. Scott Dueser                   --               --         858          6,717           14,054           70,385

Craig Smith                    2,682           55,191          --          2,974               --           35,201

Curtis R. Harvey                 896           14,526         732          3,287           11,990           35,823

Tommy J. Barrow                   --               --         686          1,857           11,237           16,904

(1) Based upon the closing price per share of Bankshares common stock of $35.00 on December 31, 1998.



Compensation pursuant to Plans

General

         Bankshares has both a defined benefit pension plan (the "Pension Plan") and a profit sharing plan (the "Profit Sharing Plan"). An employee is eligible to become a participant in the Pension Plan and Profit Sharing Plan on the January 1 coincident with or immediately following the date such person's employment begins. Bankshares and its subsidiary banks adopted a Flexible Spending Account Benefit Plan for all employees that became effective in 1988. The First National Bank in Cleburne adopted these plans effective in 1991.

Stephenville Bank & Trust Co. adopted these plans effective in 1993. San Angelo National Bank adopted the Pension and Flexible Spending Account Benefit Plan effective in 1994 and Profit Sharing Plan effective in 1995. Weatherford National Bank adopted these plans effective in 1996. Texas National Bank adopted all benefit plans effective in 1998. Cleburne State Bank adopted all benefit plans effective in 1999.

Profit Sharing Plan

         Bankshares and each subsidiary bank that participates in the Profit Sharing Plan determines on an annual basis the contribution that it will make to the Profit Sharing Plan from such employer's operating profits. Contributions under the Profit Sharing Plan are administered by the Administrative Committee for the Profit Sharing, Pension and Flexible Spending Account Benefit Plans for the exclusive benefit of plan participants under the provisions of a Trust Agreement. Under the Profit Sharing Plan, eligible employees may contribute between 1% and 5% of their eligible earnings, although contributions by employees are not required as a condition of participation. Each participating employer's annual contribution is allocated among the accounts of the active plan participants employed by such employer, in the ratio that each participant's compensation bears to the total compensation of all participants of such employer. Compensation is defined as the total amount paid to an employee during the year, including bonuses, commissions, overtime pay, and salary reductions under the Flexible Spending Account Benefit Plan, but excluding reimbursed expenses, director fees, group insurance benefits and pension and profit sharing contributions. However, the Internal Revenue Service limits the compensation amount used to calculate a participant's benefit to a maximum of $160,000. Additionally, the annual addition amount (which is the aggregate of employer and employee contributions) that may be allocated to a participant is limited to $30,000.

         The Profit Sharing Plan provides for benefits to vest (become nonforfeitable) in graduated percentages for the first six years of participation, with benefits being fully vested after seven years of credited service. Generally, an employee's benefit at normal retirement will be the contributions allocated to his account while a participant, increased by gains and decreased by losses from investments of the trust, and increased by any forfeitures allocated to his account. An employee is always fully vested with respect to any voluntary contributions he makes, and death or disability of a participant while employed by Bankshares or one of its participating subsidiary banks results in immediate full vesting with respect to employer contributions. If a participant terminates employment for any other reason, the total amount of his employee contribution account and the vested portion of his employer contribution account are distributed to him.

Pension Plan

         The Pension Plan requires annual contributions sufficient to provide the pension benefits accruing to employees under the Pension Plan. The annual benefit for a participant in the Pension Plan who retires on his normal retirement date is the Accrued Benefit (as defined in the Pension Plan) at December 31, 1988, plus 1.25% of average compensation multiplied by years of service from January 1, 1989. "Average Compensation" is the average compensation during the ten years immediately preceding the date of determination. Compensation means the total amount paid to an employee during the year including bonuses, commissions, and overtime pay, but excluding reimbursed expenses, director fees, group insurance benefits and pension and profit sharing contributions. There are provisions in the Pension Plan for early retirement with reduced benefits. There is no vesting of benefits until a participant has five or more years of credited service with participating employers. Full vesting (100%) occurs upon the completion of five years of credited service or upon reaching age 65 without regard to credited service.

         The Pension Plan is subject to the minimum funding requirements of the Employee Retirement Income Security Act of 1974 ("ERISA"). As of December 31, 1998, there was no present funding deficiency. Bankshares and participating subsidiary banks' contributions to the Pension Plan have been $272,346 in 1994; $533,411 in 1995; $491,681 in 1996; $557,915 in 1997; and $589,238 in 1998.

         The following table illustrates estimated retirement benefits under the Pension Plan for persons in specified remuneration and years of service categories, which benefits are payable annually for life (but in no event less than ten years). The benefits listed in the table below are not subject to any deduction for social security or other offset amounts. This table does not reflect any benefit that a participant may have accrued at December 31, 1988.


                               PENSION PLAN TABLE

                                                                             Years of Service
                                                         ----------------------------------------------------------
Remuneration                                                15          20          25          30          35
------------                                             ---------   ----------  ----------  ----------  ----------
$   25,000                                               $  4,688    $   6,250   $   7,813   $   9,375   $  10,938
    50,000                                                  9,375       12,500      15,625      18,750      21,875
    75,000                                                 14,063       18,750      23,438      28,125      32,813
   100,000                                                 18,750       25,000      31,250      37,500      43,750
   125,000                                                 23,438       31,250      39,063      46,875      54,688
   150,000                                                 28,125       37,500      46,875      56,250      65,625
   175,000                                                 32,813       43,750      54,688      65,625      76,563
   200,000                                                 37,500       50,000      62,500      75,000      87,500



         As of December 31, 1998, under the Pension Plan, Mr. Murphy was credited with 28 years of service, Mr. Dueser was credited with 22 years of service, Mr. Smith was credited with 29 years of service, Mr. Harvey was credited with 8 years of service, and Mr. Barrow was credited with 9 years of service. The covered compensation of each of these persons during 1998 was $160,000; $160,000; $150,000; $143,500; and $109,200, respectively.

Flexible Spending Account Benefit Plan

         Effective January 1, 1988, Bankshares and its subsidiary banks adopted a Flexible Spending Account Benefit Plan. An employee is eligible to become a participant in this plan on the first day of the month following completion of two months of service. The Flexible Spending Account Benefit Plan allows each participant to redirect a portion of his/her salary, before taxes, to pay certain medical and/or dependent care expenses.

Deferred Compensation Agreement

         In 1992,  the  Board of  Directors  approved  a  deferred  compensation agreement, which was amended in 1995, between Bankshares and Mr. Murphy. Bankshares entered into this agreement in recognition of Mr. Murphy's contribution to Bankshares' success and as an inducement to him to remain, subject to the discretion of the Board of Directors, in the employ of Bankshares. This agreement provides that, following his retirement in December 2002, or such later date as may be mutually agreed upon, Bankshares would pay him, or his beneficiary, the sum of $8,750 per month for a period of 84 months. The monthly amount is considered to be an appropriate level of supplemental income to partially offset Mr. Murphy's reduction in personal income following retirement and is based on an analysis of the difference in projected final year compensation and retirement compensation. The agreement also provides for 70% vesting at age 62, 80% vesting at age 63, and 90% vesting at age 64.

Executive Recognition Plan

         In April 1996, the outside directors of Bankshares, who constituted a majority of the Board of Directors, unanimously approved an Executive Recognition Plan (the "Plan"). The Plan enables the outside directors of the Executive Committee of the Board of Directors, which function as the compensation committee, to offer key executive officers of Bankshares and its subsidiary banks an executive recognition agreement (the "ER Agreement"). Each named executive officer of Bankshares and the principal executive officers of certain subsidiary banks of Bankshares have entered into ER Agreements with Bankshares. Each ER Agreement provides severance benefits for each executive officer if, within two years following a Change in Control (as defined in the ER Agreements), his employment with Bankshares or a subsidiary bank thereof is terminated by Bankshares or such subsidiary bank for any reason other than for Cause (as defined in the ER Agreements) (except for terminations as a result of the officer's death, Disability or Retirement (as such terms are defined in the ER Agreements)) or by the executive officer for Good Reason (as defined in the ER Agreements). Such severance benefits provide that the executive officer will receive a payment equal to a certain percentage (as set forth in his ER
Agreement) of his annual base salary immediately preceding the date of termination and, for two years following the date of termination, the continuation of all medical, life and disability benefit plans covering the officer at no cost to the officer. With respect to each of the named executive officers, the percentage of annual base salary to be received upon a Change in Control pursuant to his ER Agreement is as follows: 200% for Mr. Murphy, 200% for Mr. Dueser, 100% for Mr. Smith, 100% for Mr. Harvey, and 100% for Mr. Barrow. The total severance payment for the executive officer cannot, however, exceed the amount that would cause such payment to be deemed a "parachute payment" under Section 280G of the Internal Revenue Code.

         Each ER Agreement has a term of two years, beginning June 1, 1998. However, if a Change in Control shall occur during the original term of the ER Agreements, then the ER Agreements shall continue in effect for an additional period of two years following such Change in Control. Similarly, if a second Change in Control occurs within two years from the date of the first Change in Control, then the ER Agreements shall continue in effect for a period of two years from the date of the second Change in Control.

Stock Option Plan

         At the 1992 annual meeting of shareholders, Bankshares 1992 Incentive Stock Option Plan (the "Stock Option Plan") was approved and adopted. The purposes of the Stock Option Plan are to attract and retain key employees and to encourage employee performance by providing them with a proprietary interest in Bankshares through the granting of stock options. The maximum aggregate number of shares of Bankshares common stock that may be issued under the Stock Option Plan is 354,492, subject to adjustment for stock dividends and similar events. The Stock Option Plan is administered by the Stock Option Committee. Only incentive stock options (as defined in the Internal Revenue Code) may be granted under the Stock Option Plan. Incentive stock options granted under the Stock Option Plan may be exercised solely by the grantee, or in the case of the grantee's death or incapacity, by the grantee's executors, administrators, guardians or other legal representatives and are not assignable or transferable by such grantee.

Meetings of the Board of Directors

         The Board of Directors has four regularly scheduled meetings each year. Each of the directors except Mrs. Owen attended at least 75% of the meetings of the Board of Directors and the committees of the Board of Directors on which such director served.

Committees of the Board of Directors

         The Board of Directors has four committees. The functions and current members of each committee are as follows:

         Executive Committee. The Executive Committee acts for the Board of Directors between Board meetings, except to the extent limited by Bankshares' Bylaws or Texas law. The current members are Messrs. Dueser, McDaniel, Murphy, Parker, Ramsey, and Wilson. The Executive Committee also functions as a nominating committee with appropriate recommendations to the entire Board of Directors. Outside directors who serve on the Executive Committee also function as the compensation committee. The Executive Committee met six times during 1998 and, among other things, considered and took action on matters relating to its capacity as the compensation and/or nominating committee. In its capacity as nominating committee, the Executive Committee will consider director nominations from security holders. There are no prescribed procedures that the security holder must follow to nominate a director.

         Directors' Audit Committee. The Directors' Audit Committee reviews the scope and results of the annual audit by Arthur Andersen LLP, Bankshares' independent accountants, and receives and reviews internal and external audit reports. Its members include Messrs. Coalson, Copeland, McDaniel, Miers, and Worthington. During 1998, the Audit Committee met two times.

     Administrative Committee for the Profit Sharing, Pension and Flexible Spending Account Benefit Plans. This Committee administers Bankshares' Profit Sharing, Pension and Flexible Spending Account Benefit Plans. Current members include Messrs. Canon, Matthews, Parker, and Stephens. The Committee did not meet in 1998.

     Stock Option Committee. The Stock Option Committee was created pursuant to Bankshares' 1992 Incentive Stock Option Plan for Key Employees. Its current members include Mrs. Owen and Messrs. Miers, Ramsey, and Wilson. In 1998, the Stock Option Committee met one time.

Director Compensation

         Directors who are executive officers or employees of Bankshares receive no compensation as such for service as members of either the Board of Directors or committees thereof. Directors who are not officers of Bankshares receive $1,000 for each Board meeting attended. Beginning April 1999, this fee will increase to $1,250 per meeting attended. The directors who serve on committees and who are not officers of Bankshares receive $600 for each committee meeting attended. Beginning April 1999, this fee will increase to $750 per meeting attended.

Compensation Committee Interlocks and Insider Participation

         No person who served as a member of the Executive Committee in its capacity as the compensation committee was, during 1998, an officer or employee of Bankshares or any of its subsidiary banks, or had any relationship requiring disclosure in this Proxy Statement. However, committee members James M. Parker and Jack D. Ramsey obtained loans from a subsidiary bank during 1998. In each case, the loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions on an arms-length basis and did not involve more than the normal risk of collectibility or present other unfavorable features to the subsidiary bank. No executive officer of Bankshares served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a member of the Board of Directors.

                        REPORT OF THE EXECUTIVE COMMITTEE
                  IN ITS CAPACITY AS THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

         During 1998, Bankshares' executive compensation program was administered by Messrs. McDaniel, Parker, Ramsey and Wilson, who are the outside director members of the Executive Committee acting in the capacity of compensation committee. Bankshares' executive compensation program consists of a base salary, profit sharing contributions, and incentive stock options. Mr. Murphy's annual base salary is reviewed in March and adjusted effective April 1 of each year. Mr. Dueser's annual base salary is reviewed in February and adjusted effective March 1 of each year. The annual base salaries for Messrs. Smith, Harvey, and Barrow are reviewed in December of each year and adjusted effective on the following January 1. Among other things, the committee considers the following factors when approving annual base salaries: attainment of planned goals and objectives, scope of responsibility (asset size of subsidiary bank and/or degree of influence on Bankshares' profitability and operations), tenure with Bankshares, evaluation input from subsidiary bank directors, and relationship of base salary to the base salaries of other members of the executive officer group.

     The annual base salary for Mr. Murphy was reviewed March 1998 with an adjustment made effective April 1, 1998. The increase was based on the following factors:

o        Bankshares' financial performance for 1997.
o Performance of the Chief Executive Officer's duties that relate primarily to leading and managing Bankshares within the broad guidelines set by the Board of Directors.
o Base salary compared to the SNL Securities, Inc. compensation survey data for chief executive officers of similar size organizations within the industry.
o Subjective evaluations of Mr. Murphy's contribution to the overall success of Bankshares.

         Section 162(m) of the Internal Revenue Code generally limits the annual corporate tax deduction for compensation paid to the Chief Executive Officer and the four other most highly compensated executive officers unless the compensation is performance-based. One condition to qualify compensation as performance-based is to establish the amount of the award on an objective formula that precludes any discretion. The compensation committee continues to review the impact of this tax provision on Bankshares' incentive plans and has determined that Section 162(m) is currently inapplicable because no named executive officer receives compensation in excess of $1 million.

EXECUTIVE COMMITTEE IN ITS CAPACITY AS THE COMPENSATION COMMITTEE

Raymond A. McDaniel, Jr.
James M. Parker
Jack D. Ramsey, M.D.
H. T. Wilson

                                PERFORMANCE GRAPH

         The following performance graph compares cumulative total shareholder return for Bankshares common stock, the S&P 500 Index, and the SNL Banks Index, which is a banking index prepared by SNL Securities, Inc. and is comprised of banks with $1 billion to $5 billion in total assets, for a five-year period (December 31, 1993 to December 31, 1998). The performance graph assumes $100 invested in Bankshares common stock at its closing price on December 31, 1993, and in each of the S&P 500 Index and the SNL Banks Index on the same date. The performance graph also assumes the reinvestment of all dividends. The dates on the performance graph represent the last trading day of each year indicated. The amounts noted on the performance graph have been adjusted to give effect to all stock splits and stock dividends

                           Corporate Performance Chart

[LINE GRAPH OMITTED AND REPLACED WITH TABLE]


                                      1993     1994    1995     1996     1997     1998
                                      ----     ----    ----     ----     ----     ----

FIRST FINANCIAL BANKSHARES            $100      $78    $106     $160     $228     $219
S & P 500                             $100     $101    $139     $171     $228     $294
SNL Banks                             $100     $105    $142     $184     $306     $305


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         As of  February  9,  1999,  Bankshares  was  not  aware  of any  person
(including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who is the beneficial owner of more than five percent (5%) of Bankshares common stock. However, as of February 9, 1999, First National Bank of Abilene, First National Bank, Sweetwater, and Stephenville Bank & Trust Co. held of record in various fiduciary capacities an aggregate of 1,668,826 shares of Bankshares common stock. Of the total shares held, these subsidiary banks of Bankshares had sole power to vote 848,719 shares (8.53%), 106,507 shares (1.07%), and 2,152 shares
(.02%), respectively. In addition, First National Bank of Abilene shared, with other persons, the power to vote the remaining 651,448 shares (6.55%). All the shares held by each subsidiary bank, which are registered in its name as fiduciary or in the name of its nominee, are owned by many different accounts, each of which is governed by a separate instrument that sets forth the powers of the fiduciary with regard to the securities held in such accounts. The Board of Directors historically has not attempted to, and does not intend to attempt to in the future, exercise any power to vote such shares. See "Proposal 1--Election of Directors--Nominees" and "--Executive Officers" for information with respect to the beneficial ownership of Bankshares common stock by each director and named executive officer of Bankshares as of February 9, 1999. In the aggregate, all directors and executive officers of Bankshares as a group (17 individuals) beneficially owned 1,234,420 shares of Bankshares common stock, or 12.40%, as of February 9, 1999.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires directors and officers of Bankshares, and persons who own more than 10% of Bankshares common stock, to file with the Commission initial reports of Bankshares common stock ownership and reports of changes in such ownership. A reporting person must file a Form 3 -- Initial Statement of Beneficial Ownership of Securities within 10 days after such person becomes a reporting person. A reporting person must file a Form 4 -- Statement of Changes of Beneficial Ownership of Securities within 10 days after any month in which such person's beneficial ownership of securities changes, except for certain changes exempt from the reporting requirements of Form 4.
Such exempt changes include stock options granted under a plan qualifying pursuant to Rule 16b-3 under the Exchange Act. A reporting person must file a Form 5 -- Annual Statement of Beneficial Ownership of Securities within 45 days after the end of the issuer's fiscal year to report any changes in ownership during such year not reported on a Form 4, including changes exempt from the reporting requirements of Form 4.

         The Commission's rules require Bankshares' reporting persons to furnish Bankshares with copies of all Section 16(a) reports that they file. Based solely upon a review of the copies of such reports furnished to Bankshares, Bankshares believes that the reporting persons have complied with all applicable Section 16(a) filing requirements for 1998 on a timely basis.

                                   PROPOSAL 2
               APPROVAL OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The Board of Directors has selected Arthur Andersen LLP to serve as independent accountants to Bankshares and its subsidiary banks for the year 1999 and to serve until the next annual meeting in April 2000. Arthur Andersen LLP has served as Bankshares' independent accountants since 1990.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT ACCOUNTANTS. If the Shareholders do not approve the appointment of Arthur Andersen LLP, then the appointment of independent accountants will be reconsidered by the Board of Directors. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting. These representatives will be given the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

                        INTEREST IN CERTAIN TRANSACTIONS

         As has been true in the past, some of Bankshares' officers and directors, members of their families, and other businesses with which they are affiliated, are or have been customers of one or more of the subsidiary banks of Bankshares. As customers, they have entered into transactions in the ordinary course of business with such banks, including borrowings, all of which were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions on an arms-length basis and did not involve more than a normal risk of collectibility or present any other unfavorable features to the subsidiary banks involved. None of the transactions involving subsidiary banks of Bankshares and Bankshares' officers and directors, or other businesses with which they may be affiliated, have been classified or disclosed as nonaccrual, past due, restructured or potential problems.

                           INCORPORATION BY REFERENCE

         With respect to any future filings with the Commission into which this Proxy Statement is incorporated by reference, the material under the headings "Executive Committee Report on Executive Compensation" and "Performance Graph" shall not be incorporated into such future filings.

                           FORWARD-LOOKING STATEMENTS

         This Proxy Statement contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Exchange Act. When used in this Proxy  Statement,  words such as "anticipate," "believe," "estimate," "expect," "intend," "predict," "project," and similar expressions, as they relate to Bankshares or its management, identify forward-looking statements. These forward-looking statements are based on information currently available to Bankshares'
management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to general economic conditions, actions taken by the Board of Governors of the Federal Reserve System, legislative and regulatory actions and reform, competition and other factors. Such statements reflect the current views of Bankshares' management with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of Bankshares. All subsequent written and oral forward-looking statements attributable to Bankshares or persons acting on its behalf are expressly qualified in their entirety by this paragraph.

                                    FORM 10-K

         Bankshares will furnish a copy of its Form 10-K for the year ended December 31, 1998 without charge to any person whose proxy is solicited herewith upon such person's written request therefor. This written request must contain a good faith representation that, as of the record date for the Annual Meeting, the person making the request was a beneficial owner of Bankshares common stock. This such request shall be addressed to Curtis R. Harvey, Executive Vice President and Chief Financial Officer, First Financial Bankshares, Inc., P. O. Box 701, Abilene, Texas 79604. Exhibits to the Form 10-K shall also be furnished upon the payment of a fee, which fee shall be limited to Bankshares' reasonable expenses in furnishing such exhibits.

              SHAREHOLDER PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING

         To be considered for inclusion in Bankshares' proxy statement for the 2000 annual meeting, shareholder proposals must be received at Bankshares' principal executive offices no later than December 1, 1999. Pursuant to Rule 14a-4(c)(1) under the Exchange Act, if any shareholder proposal intended to be presented at the 2000 annual meeting without inclusion in Bankshares' proxy statement for such meeting is received at Bankshares' principal executive offices after February 14, 2000, then a proxy will have the ability to confer discretionary authority to vote on such proposal.

                                      By Order of the Board of Directors,



                                      KENNETH T. MURPHY, Chairman

March 31, 1999

                        FIRST FINANCIAL BANKSHARES, INC.

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                        FIRST FINANCIAL BANKSHARES, INC.
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 27, 1999

         I hereby appoint H. T. Wilson and Bynum Miers, or either one of them acting in the absence of the other, as proxyholders, each with the power to appoint his substitute, and hereby authorize them to represent me and to vote for me as designated below, at the annual meeting (the "Annual Meeting") of First Financial Bankshares, Inc., a Texas corporation ("Bankshares"), to be held on April 27, 1999, at 10:30 a.m., Abilene, Texas, time, in the Abilene Civic Center, 1100 North 6th Street, Abilene, Texas, and at any postponement or any adjournment thereof.

         This proxy when properly executed will be voted in the manner directed below, or if no direction is indicated below, in accordance with the recommendation of the Board of Directors on each proposal. This proxy will be voted, in the discretion of the proxyholders, upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING:

(1)   The election of directors of Bankshares:

      [ ] FOR all nominees listed below    [ ]   WITHHOLD AUTHORITY
          (except as written to the              to vote for all nominees
          contrary below)                        listed below

Joseph E. Canon, Mac A. Coalson, David Copeland, F. Scott Dueser, Kade L. Matthews, Raymond A. McDaniel, Jr., Bynum Miers, Kenneth T. Murphy, Dian Graves Owen, James M. Parker, Jack D. Ramsey, M.D., Craig Smith, F.L. Stephens, H.T. Wilson and Walter F. Worthington.


(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

--------------------------------------------------------------------------------

(2) The proposal to approve the appointment by the Board of Directors of Arthur Andersen LLP as independent accountants of Bankshares for the year 1999:

    [ ]  FOR                    [ ]  AGAINST                [ ]  ABSTAIN

         The undersigned hereby acknowledges receipt of the Proxy Statement dated March 31, 1999 and hereby revokes any proxy or proxies heretofore given to vote at the Annual Meeting or any adjournment thereof. Please date your proxy and sign, exactly as your name or names appear below; when signing as attorney, executor, administrator, trustee or guardian, please give title. Each joint owner is required to sign.

(PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED SELF-ADDRESSED AND POSTMARKED ENVELOPE.)





Signature(s):                                  Date:                     , 1999.
             --------------------------             ---------------------

             --------------------------